CONFIDENTIAL

April 30, 2019

VIA ELECTRONIC MAIL

Board of Directors

Rhino Resource Partners LP

424 Lewis Hargett Circle, Suite 250

Lexington,Kentucky 40503

Dear Board Members:

By this letter, I hereby resign my position as Director of Rhino Resource Partners LP (“Rhino”), effectively immediately.

As I expressed in my April 10, 2019 letter to the Rhino Audit Committee, I continue to have serious concerns about the adequacy of the investigation conducted by Jones Day on behalf of the Audit Committee. Those concerns have not been addressed adequately and I have determined that I can no longer serve in good faith as a Rhino Director.

Sincerely,

/s/ Brian Hughs
Brian Hughs